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Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in this Registration Statement of U.S. Restaurant Properties, Inc. on Form S-3 of our report dated August 14, 2003 (which expresses an unqualified opinion and includes an explanatory paragraph relating to a change in the method of accounting for discontinued operations in 2002 as required by Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets), appearing in the Current Report on Form 8-K of U.S. Restaurant Properties, Inc. filed on or about August 14, 2003.

DELOITTE & TOUCHE LLP
Dallas, Texas August 14, 2003

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  Exhibit 23.1
INDEPENDENT AUDITORS' CONSENT